Exhibit 10.1

AMENDMENT NO. 1
TO
sETTLEMENT AND INVESTMENT AGREEMENT

This Amendment No. 1 to Settlement and Investment Agreement (this “Amendment”) is entered into as of April 25, 2024 (the “Effective Date”), by and between GT Biopharma, Inc., a Delaware corporation (“GTBP”), and Cytovance Biologics, Inc., a Delaware Corporation (“Cytovance”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Original Agreement (as defined below).

RECITALS

A. GTBP and Cytovance are parties to that certain Settlement and Investment Agreement entered into as of August 24, 2022 (the “Original Agreement”).

B. GTBP and Cytovance desire to amend certain provisions of the Agreement to increase the Beneficial Ownership Limitation threshold on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GTBP and Cytovance agree as set forth below.

1. Amendment to Section 4 of the Agreement. Section 4 of the Agreement is hereby amended in its entirety to read as follows:

“4. Beneficial Ownership Limitation. Notwithstanding anything herein to the contrary, the number of shares of GTBP Common Stock issued to Cytovance pursuant to this Agreement shall not exceed the number of shares of GTBP Common Stock that, when aggregated with all other shares of GTBP Common Stock then beneficially owned by Cytovance, would result in Cytovance beneficially owning more than nine and 90/100 precent (9.90%) of the total number of issued and outstanding shares of GTBP Common Stock, as determined in accordance with Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 promulgated thereunder (the “Beneficial Ownership Limitation”). In the event any of the Shares issuable to Cytovance at any Closing would exceed the Beneficial Ownership Limitation (the “Excess Shares”), GTBP shall issue such Excess Shares to Cytovance in quarterly installments on the last day of each calendar quarter, but in any event not in excess of the Beneficial Ownership Limitation as determined at such time, until all of such Excess Shares have been issued in accordance with this Agreement. Prior to the issuance of any Excess Shares pursuant to this Section 4, GTBP shall give written notice to Cytovance at least ten (10) days prior to the end of the applicable calendar quarter setting forth (a) the number of Excess Shares to be issued to Cytovance at the end of such calendar quarter (which shall not exceed the number of Excess Shares that GTBP is then obligated to issue) and (b) the percentage of the total number of issued and outstanding shares of GTBP Common Stock that Cytovance will own after giving effect to such issuance. GTBP shall not issue more Excess Shares for any quarter than the number of Excess Shares set forth in such notice delivered by GTBP for such quarter. If GTBP fails to provide such notice for any calendar quarter, then, without limiting the rights and obligations of the parties under this Section 4, no Excess Shares shall be issued to Cytovance until the next calendar quarter in which GTBP delivers a notice as provided in this Section.”

2. Remaining Terms Ratified. Except as expressly amended or modified herein, all terms and conditions of the Agreement are hereby ratified, confirmed and approved and shall remain in full force and effect. In the event of any conflict or inconsistency between this Amendment and the Agreement, this Amendment shall govern.

3. Choice of Law. The validity, interpretation, construction and performance of this Amendment shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws.

4. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Effective Date.

CYTOVANCE:

CYTOVANCE BIOLOGICS, INC.

By:
Name:	David Knauss
Title:	Chief Financial Officer

Address:
Cytovance Biologics, Inc.
800 Research Parkway, Suite 200
Oklahoma City, OK 73104
Attention: David Knauss
Email: knaussd@splpharma.com

GTBP:

GT BIOPHARMA, INC.

By:
Name:	Michael Breen
Title:	Executive Chairman of the Board and Interim Chief Executive Officer

Address:
GT Biopharma, Inc.
8000 Marina Blvd., Suite 100
Brisbane, CA 94005
Attention: Chief Executive Officer
Email: mb@gtbiopharma.com

-3-